EXHIBIT 10.4

                          CONSULTING SERVICES AGREEMENT

      THIS CONSULTING AGREEMENT (the "Agreement"), is made and entered into as of this l8th day of October, 2005 (the "Effective Date"), by and among VolP, Inc., a Texas corporation (the "Company") and Steven Ivester (hereinafter referred to as "Consultant"). The Company and Consultant are sometimes collectively referred to as "Parties" or individually as a "Party".

                                    RECITALS

      WHEREAS, the Company is an a leading provider of. Voice over Internet Protocol (VoIP) hosted communications solutions for service providers, resellers and consumers worldwide; and

      WHEREAS,   Consultant  has  significant  experience  with  the  operation, administration and financing of the Company; and

      WHEREAS, the Company desires to utilize Consultant's business expertise and Consultant desires to provide services to the Company.

      NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Parties agree as follows:

                                    AGREEMENT

                                    ARTICLE I

                                   APPOINTMENT

      1.1 Appointment. The Company hereby engages Consultant to furnish the services described in Article 3 of this Agreement, and Consultant hereby accepts such engagement. The Consultant agrees to use his best efforts to perform his duties, responsibilities, and obligations set forth in this Agreement.

      1.2 Status of the Parties. It is expressly understood and agreed that in the performance of services under this Agreement, Consultant shall, at all times, be an independent contractor with respect to the Company, and not an agent or employee of the Company. Further, it is expressly understood and agreed by the Parties that nothing contained in this Agreement is intended to create a joint venture, partnership, association or other affiliation or like relationship between the Parties. In no event shall either Party be liable for the debts or obligations of the other Party. Consultant understands that he will not be treated as an employee for Federal tax purposes and that Consultant shall be responsible for all taxes, Social Security and FICA payments and withholding. Consultant shall not be entitled or eligible to receive workman's compensation insurance, disability or unemployment insurance benefits or any other employee benefits offered by the Company to its employees.

                                   ARTICLE II

                        CONDITIONS AND TERMS OF AGREEMENT

      The Company shall at all times retain and exercise full control over the operations of the Company's business. Nothing in this Agreement shall be deemed to delegate to Consultant any such control or responsibility. Consultant shall perform only those functions set forth in this Agreement or otherwise delegated by the Company, and shall be solely responsible for determining the manner in which the services are rendered. The Company shall provide Consultant with access to the Company's premises and its employees to enable Consultant to perform his services hereunder at no time shall the company with hold access to any of the company's premises no matter the location.

                                   ARTICLE III

                            OBLIGATIONS OF CONSULTANT

      Consultant shall devote his best efforts, skill and sufficient time and attention to carry out his responsibilities under this Agreement. Consultant shall report to the Chief Executive Officer of the Company (the "Chief Executive Officer") and the Board of Directors of the Company (the "Board of Directors"). Consultant shall provide, at the reasonable request of the Chief Executive Officer and the Board of Directors (the "Management"), general business strategy, financing and product development advice. Consultant shall act in substantial accordance with all reasonable instructions and directives of Management Consultant shall comply with all written policies and procedures of the Company that are furnished to him and which are applicable to Company employees in general, in connection with the performance of services hereunder. Consultant shall be available, at reasonable times and upon reasonable notice, to consult with Management.

                                   ARTICLE IV

                                     PAYMENT

      4.1 Consideration. In consideration of the services provided by Consultant pursuant to this Agreement, the Company shall pay to Consultant $200,000 on an annual (12 calendar month) basis payable in equal Bi-monthly installments commencing on the Effective Date.

      4.2 Reasonableness of Payments. The amounts paid to Consultant hereunder have been determined by the Parties in good faith and through arms-length negotiation and are intended to be based on fair market value for the services rendered by the Consultant.

                                    ARTICLE V

                     BUSINESS EXPENSES; ADDITIONAL BENEFITS

      5.1 Reimbursement of Expenses. The Company shall reimburse Consultant for business expenses reasonably incurred in the performance of his services pursuant to this Agreement, including, without limitation, travel and entertainment, and the use of a cellular phone. Requests for reimbursement must be in writing and accompanied by appropriate documentation. Consultant must obtain prior approval of the Chief Executive Officer to be reimbursed for expenses incurred for travel outside of the State of Florida.

      5.2 Office Space. The Company shall, at its sole expense, provide Consultant with a business office suitable for use by Consultant in the performance of his services at the Company's executive offices or at a location satisfactory to Consultant within a ten (10) mile radius of Consultant's address (as stated in the notice section hereof) and the Company shall pay the costs relating to the upkeep, maintenance, and use of such office together with reasonable and customary administrative support at such office.

      5.3 Vehicle. The Company shall provide Consultant with a vehicle, fuel and mileage allowance of $2,500 monthly.

      5.4 Stock Option Plan. In consideration of the execution by Consultant of this Agreement and for services rendered hereunder, Consultant shall be eligible for grants of stock options pursuant to the Company's Stock Option Plan in such amounts as may from time to time be determined by the Board of Directors (or the Stock Option/Compensation Committee), in its sole discretion.

      5.5 Additional Benefits. Consultant shall be eligible to receive bonuses in such amounts and at such times as may be determined by the Board of Directors, in its sole discretion. During the term, the Company shall pay for 100% of the costs to provide the Consultant with "family" coverage for medical and dental. The Consultant may elect not to receive the medical and dental coverage in which case an amount equal to the cost of said coverage will be paid to the Consultant as additional compensation. The cost of, such medical and dental coverage will be pre-tax to the Consultant if the election to receive cash or benefits is made in accordance with the Company's Internal Revenue Code ("Code") section 125 plan. Consultant shall be indemnified by the Company for his duties hereunder to the fullest extent allowed by law and in accordance with the bylaws of the Company.

                                   ARTICLE VI

                        TERM AND TERMINATION OF AGREEMENT

      6.1 Term. Subject to Section 6.2, the term of this Agreement shall be for a period of three (3) years from the Effective Date. Subject to Section 6.2, this Agreement shall automatically renew for a one (1) year period, unless at least 60 days prior to the renewal period either Party gives written notice to the other Party as provided in Section 9.2 hereof that this Agreement is not to renew. This Agreement shall automatically terminate upon a Change of Control of the Company, as defined below, and (i) Consultant shall be entitled to receive a lump sum, payment from the Company, within five (5) days after such termination, equal to the consideration, as defined in Section 4.1, due to Consultant for the remaining term of this Agreement and (ii) any and all stock options granted to Consultant shall immediately vest, and become exercisable in accordance with their terms.

      6.2 Termination: This Agreement may be terminated as follows:

            6.2.1   Termination  by  Mutual  Consent.   This  Agreement  may  be
terminated at any time by mutual consent. in writing.

            6.2.2 Termination by Company for Cause. The Company shall have the right to immediately terminate this Agreement upon the happening of any of the following:

                  (a) Consultant  becomes disabled so as to be unable to perform the duties required by this Agreement for a period of ninety (90) consecutive days; or

                  (b) the willful failure to  substantially  perform  reasonably assigned duties in accordance with Article III which after written notice that describes the non-performance or other failure ("Deficiency") remains uncured after seven (7) days unless such Deficiency is incapable of being cured within such seven day period and Consultant is diligently pursuing a cure.

            6.2.3 Termination by Company Without Cause. If the Company terminates this Agreement without cause, or in the event Consultant terminates this Agreement as a result of the Company's breach of any of the terms hereof, Consultant shall be entitled to receive a lump sum payment from the Company, within five (5) days after such termination, equal to the consideration, as defined in Section 4.1, due to Consultant for the remaining term of this Agreement, including all automatically yearly renewals and any and all stock options granted to Consultant shall immediately vest and become exercisable in accordance with their terms.

      6.3 Force Majeure. The inability of any Party to commence or complete its obligations hereunder by the dates required resulting from delays caused by strikes, walk-outs, insurrection, fires, floods, hurricane, freight embargoes, epidemics, quarantine restrictions, any law, act, order, proclamation, decree, regulation, ordinance or any other acts of any governmental or judicial authority, acts of God, acts of terrorists, war, emergencies, equipment failures, shortages or unavailability of materials, unavailability of necessary utilities or other similar causes beyond the Party's reasonable control which shall have been timely communicated to the other Party, shall extend the period for the performance of the obligations for the period equal to the period(s) of any such delays(s); provided that such Party shall continue to perform to the extent feasible in view of such force majeure event.

      6.4 Change in Control of the Company Defined. The term "Change in Control of the Company" shall mean (i) the approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (ii) the sale of all or substantially all of the assets of the Company or (iii) the liquidation of the Company, or (iii) a change in the composition of the Board of Directors such that the present members do not constitute a majority of the Board of Directors.

      6.5 Section 280G or 409. In the event Consultant is considered a "specified employee" as defined in Internal Revenue Code ("Code") Section 409(A)(2)(B)(i), or in the event that any payment, benefit or compensation (within the meaning of Sections 280G(b)(2) or 409A of the Code) to the Consultant or for his benefit is paid or payable or distributed or distributable pursuant to the terms of the this Agreement or otherwise in connection with, or arising out of, his engagement by the Company or a change in ownership or effective control of the Company or a substantial portion of its assets (a "Payment" or "Payments"), would be subject to excise or additional tax or interest imposed by Code section 4999 or required under Code section 409A(b)(1) and/or any interest, tax or penalties are incurred by the Consultant with respect to such excise or additional tax (such excise or additional tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then either (i) the Consultant shall promptly receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Consultant of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Consultant's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, the Consultant retains an amount of the Gross-Up Payment equal to the Excise Tax imposes upon the Payments, or
(ii) solely at the Company's election, any lump sum payment due to Consultant as a result of the provisions of Section 6.1, 6.2.2 or 6.2.3, shall be paid to Consultant 6 months after the date such payment is otherwise due, together with interest at the rate of 8% per annum on such lump sum amount.

                                   ARTICLE VII

                                    COVENANTS

      7.1 Confidentiality. Consultant shall (a) not disclose or reveal any confidential information (as herein defined) to any person other than those who are actively and directly participating in the services rendered by Consultant under this Agreement and (b) not use any confidential information regarding the Company for any purposes other than in connection with the services to be rendered by Consultant hereunder, and (c) take all steps as are normally used by Consultant in protecting confidential information to assure adherence to the terms of this Agreement. In the event that Consultant is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any confidential information regarding the Company, Consultant agrees that it will provide the Company with prompt notice of such request(s) to enable the Company to seek an appropriate protective order and/or waive compliance by Consultant with the provisions of this Section. "Confidential Information" means all information about the Company, in any form, however and whenever acquired, that is not generally known to business competitors or the general public, and which is treated as confidential by the Company, including, without limitation: price lists, customer lists, vendor or supplier lists, procedures, improvements, modifications, enhancements, concepts and ideas, business plans and proposals, business methods, technical plans and proposals, research and development, know-how, budgets and projections, sales techniques, market studies, competitive analyses, accounts receivable or payable, billing methods and other non-public financial information, information regarding the skills and compensation of employees, technical memoranda, reports, designs and specifications, product and user manuals, software (whether or not reduced to writing and whether or not proteetable by patent or copyright registration), in both object code and source code, engineering, hardware configuration information, new product and service developments, and other information, data and documents now existing or later acquired, regardless of whether any of such information, data or documents qualify as "trade secrets" under applicable Federal or state law. Notwithstanding the foregoing, "confidential information" does not include information which is generally known in the trade or industry, or which is not gained as a result of a breach of a duty to maintain the secrecy of the Company's confidential information. The phrase "generally known" shall mean readily accessible to the public in a written publication.

      7.2 Non-Competition. Consultant expressly covenants and agrees that during the term of this Agreement and for a period of one (1) year after termination of this Agreement (unless such termination is without cause), Consultant shall not directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever, engage in the Company's business, anywhere in the United States. However, Consultant may acquire up to five percent (5%) of any publicly traded company, even if engaged in competition with the Company.

      7.3 Non-Solicitation of Employees. Consultant agrees that during the term of this Agreement and for a period of one (1) year after termination of this Agreement, Consultant shall, (i) not solicit, entice, persuade, or induce any employee of the Company or any of its subsidiaries to leave the employ of such entity, and (ii) refrain from recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any individual who is employed by the Company, or any of its subsidiaries at the time of the attempted recruiting or hiring.

      7.4 Non-Solicitation of Customers. Consultant agrees that during the term of this Agreement and for a period of one (1) year after termination of this Agreement, Consultant shall refrain from soliciting, or attempting to solicit, directly or by assisting others, any business from any of the customers of the Company or its subsidiaries.

      7.5 Work Product. Consultant shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, that are conceived or made by the Consultant, solely or jointly with another, during the term of this Agreement and that are directly related to the business or activities of Company and that Consultant conceives as a result of the Consultant's independent contractor relationship with the Company. Consultant hereby assigns and agrees to assign all the Consultant's interests therein to the Company or its nominee. Consultant agrees that all such inventions, improvements and valuable discoveries that the Consultant develops or conceives and/or documents during the term of this Agreement shall be deemed works made-for-hire for the Company within the meaning of the copyright laws of the United States or any similar or analogous law or statute of any other jurisdiction and, accordingly, the Company shall be the sole and exclusive owner for all purposes for the distribution, exhibition, advertising and exploitation of such materials or any part of them in all media and by all means now known or that may hereafter be devised, throughout the universe in perpetuity.

                                  ARTICLE VIII

                          PIGGYBACK REGISTRATION RIGHTS

      8.1 If the Company (or any successor entity into or with which the Company may have been merged, consolidated or otherwise combined) proposes to register any of its capital stock under the securities laws on behalf of any shareholder, and the registration form to be used may be used for the registration of Consultant's shares, the Company shall give prompt written notice to Consultant, by registered or certified mail, at least twenty (20) days prior to the filing of each such registration statement, of its intention to effect such a registration and, at Consultant's election, shall include in such registration the Consultant's shares of Company common stock, at the Company's cost and expense and at no cost, expense or other liability to Consultant, except for the fees of any separate counsel retained by Consultant, provided that if such registration involves an underwritten public offering, Consultant must sell the shares to the underwriters selected by the Company on the same terms and conditions as applicable to other shareholders and must execute all documents reasonably required by the underwriter in connection therewith.

      8.2 Notwithstanding anything to the contrary contained in Section 8.1, if in the reasonable opinion of Management it is necessary to limit the number of shares of capital stock to be included in an offering to ensure that the securities can be marketed (i) at a price reasonably related to their then current market value and (ii) without otherwise materially adversely affecting the entire offering, Consultant agrees to participation with other shareholders in such registration pro rata based upon their respective total ownership of shares of capital stock of the Company.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 Indemnification. To the fullest extent permitted by law, the Company shall promptly indemnify Consultant for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses (including reasonable attorneys' fees)) incurred or paid by Consultant in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by Consultant of his services pursuant to this Agreement. This indemnification shall also apply to Consultant's prior activities as an officer and director of the Company. The Company shall use its best efforts to include Consultant as an insured under any insurance policy covering its officers, directors and employees.

      9.2 Notice. Any notice, request or demand given pursuant to this Agreement shall be in writing and either hand delivered, or sent by certified or registered U.S. mail, return receipt requested. Notice shall be deemed given upon receipt and delivered to the respective addresses set out below, or to such other address as a Party shall specify in the manner required by this Section, as follows:

      IF TO COMPANY:

               VoIP, Inc.
               12330 Southwest 53rd Street
               Suite 712
               Fort Lauderdale, Florida 33330
               Attn: Mike Adler, CEO

      IF TO CONSULTANT:

               Steven Ivester
               1058 Waterside Cir
               Weston, FL  33327

      9.3 Assignment. Consultant may only assign any of its rights under this Agreement to an entity controlled by Consultant. The Agreement may not be assigned by the Company without Consultant's prior written consent.

      9.4 In the event of termination the company shall pay the consultants "NOTE" from the company in full within 72 hours.

      9.5 Legal Fees. The Company shall pay Consultant's legal fees with respect to the formation and review of this Agreement, up to a maximum of $5,000.

      9.6 Observation Rights. In consideration of the execution by Consultant of this Agreement, Consultant shall have the right to attend any and all meetings of the Board of Directors until October 18, 2008 or the date of termination of this agreement whichever occurs first.

      9.7 Governing Law/Prevailing Party. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such state without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Florida. This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Florida located in Broward County, Florida or the United States District Court for the Southern District of Florida. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Florida by virtue of a failure to perform an act required to be performed in the State of Florida and irrevocably and expressly agree to submit to the jurisdiction of such courts in the State of Florida for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Broward County,
Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida has been brought in an inconvenient forum. The prevailing party in any suit brought hereunder shall be entitled to reimbursement for legal fees and costs incurred in connection with such suit (and appeal).

      9.8 Entire Agreement. This Agreement contains the entire agreement of the Parties and supersedes all prior agreements, contracts and understandings, whether written or otherwise, between the Parties relating to the subject matter hereof and may not be modified except by an amendment signed by the Parties.

      9.9 Severability. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any provisions shall be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

      9.10 Waiver. Neither the failure nor delay on the part of either Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver hereof. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year set forth on the first page of this Agreement.

                                         VOIP, INC.



Date: October 18, 2005                   By: /s/ Mike Adler
                                             -----------------------------------
                                                 Mike Adler, CEO



                                         CONSULTANT



Date: October 18, 2005                   By: /s/ Steven Ivester
                                             -----------------------------------
                                                 Steven Ivester